UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)-101 of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Trans World Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TRANS WORLD CORPORATION

AMENDMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 25, 2014

This Amendment No. 1 to the definitive Proxy Statement of Trans World Corporation, a Nevada corporation (the “Company”), originally filed with the U.S. Securities and Exchange Commission on May 16, 2014, amends only the information set forth below. All other items of the said Proxy Statement are incorporated herein by reference without any other change.

This Amendment No. 1 hereby amends the biographical information of Mr. Max W. Batzer on page 9 of the definitive Proxy Statement by deleting the number “71” and replacing such number with the number “70.” Mr. Batzer is 70 years old as of the date of the Proxy Statement.

By Order of the Board of Directors

Rami S. Ramadan
President and Chief Executive Officer

The date of this Amendment No. 1 is May 20, 2014.